                                                                     EXHIBIT 5.1

                                 Bryan Cave LLP
                             120 Broadway, Suite 300
                           Santa Monica, CA 90401-2386
                            Telephone: (310) 576-2100
                            Facsimile: (310) 576-2200

                                 August 5, 2004

Board of Directors
Ixia
26601 West Agoura Road
Calabasas, California 91302

     Re:    Ixia - Registration Statement on Form S-8

Gentlemen:

     We have acted as securities counsel for Ixia, a California corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission (the "Commission") on August 5, 2004, in connection with the registration under the Act of an aggregate of 5,700,000 shares of Common Stock, without par value, of the Company (collectively, the "Shares") consisting of: (i) 5,000,000 shares of Common Stock issuable in connection with options, restricted stock awards and/or restricted stock units granted or to be granted pursuant to the Company's Amended and Restated 1997 Equity Incentive Plan, (ii) 200,000 shares of Common Stock issuable upon exercise of options granted or to be granted pursuant to the Company's Amended and Restated Non-Employee Director Stock Option Plan and (iii) 500,000 shares of Common Stock issuable upon exercise of options granted or to be granted under the Company's Employee Stock Purchase Plan (the aforementioned Amended and Restated 1997 Equity Incentive Plan, Amended and Restated Non-Employee Director Stock Option Plan and Employee Stock Purchase Plan are referred to together herein as the "Plans").

     In connection with the preparation of the Registration Statement and the proposed issuance and sale of the Shares in accordance with the Plans and the Form S-8 prospectuses to be delivered to participants in the Plans, we have made certain legal and factual examinations and inquiries and examined, among other things, such documents, records, instruments, agreements, certificates and matters as we have considered appropriate and necessary for the rendering of this opinion. We have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and the genuineness of the signatures thereon. As to various questions of fact material to this opinion, we have, when relevant facts were not independently established, relied, to the extent deemed proper by us, upon certificates and statements of officers and representatives of the Company.

     Based on the foregoing and in reliance thereon and upon our review of applicable statutes and case law, it is our opinion that the Shares have been duly authorized and, after the Registration Statement becomes effective and after any post-effective amendment required by law is duly completed, filed and becomes effective, and when the applicable provisions of "Blue Sky" and other state securities laws shall have been complied with, and when the Shares are issued and sold in accordance with the Plans, the agreements which accompany each grant under the Plans and the Form S-8 prospectuses to be delivered to participants in the Plans, the Shares will be legally issued, fully paid and non-assessable.

     We hereby consent to the inclusion of our opinion as Exhibit 5.1 to the Registration Statement and further consent to the reference to this firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

     This opinion is rendered solely for your benefit in accordance with the subject transaction and is not to be otherwise used, circulated, quoted or referred to without our prior written consent. We are opining herein as to the effect on the subject transaction only of United States federal law and the internal (and not the conflict of law) laws of the State of California, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

                                 Very truly yours,

                                 /s/ Bryan Cave LLP

                                 BRYAN CAVE LLP